                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements and in their related prospectuses of Cornerstone Realty Income Trust, Inc., as listed below, of our report dated February 12, 2003, with respect to the consolidated financial statements and schedule of Cornerstone Realty Income Trust, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

    Registration
    Statement No.                          Description
      333-24871         Form S-8, pertaining to the Company's 1992 Non-Employee Directors Stock Option
                        Plan, Special Non-Employee Directors Stock Option Plan and Non-Employee Directors
                        Fees Plan

      333-24875         Form S-8, pertaining to the Company's 1992 Incentive Plan

      333-34441         Form S-3, Shelf Registration Statement, pertaining to
                        the registration of $200 million of Common Shares,
                        Preferred Shares and Debt Securities

      333-65576         Form S-3, pertaining to the Company's Dividend Reinvestment and Share Purchase
                        Plan

      333-89227         Form S-8, pertaining to the issuance of Series A
                        Convertible Preferred Shares in connection with the 1996
                        Non-Employee Directors Stock Option Plan and its 1996
                        Incentive Plan of an acquired entity (Apple Residential
                        Income Trust, Inc.)

      333-100198        Form S-3, pertaining to the registration of common
                        shares to be issued in redemption of partnership units
                        of Cornerstone NC Operating Limited Partnership


                                            /s/ Ernst & Young LLP
                                            Richmond, Virginia
                                            March 27, 2003